Exhibit 10.1

LOAN CONSOLIDATION AGREEMENT

THIS LOAN CONSOLIDATION AGREEMENT (this “Agreement”) is made and entered into as of, but not necessarily on, the 1st day of October, 2009, by and between Arkanova Acquisition Corporation, a Delaware corporation (the “Company”), and Aton Select Funds Limited (the “Investor”).

Background

A.                                   The Company is currently indebted to the Investor in the principal amount of Ten Million Twelve Thousand Five Hundred and No/100 United States Dollars (US $10,012,500.00) under the following described promissory notes (collectively, the “Existing Notes”):

(i)                                     Promissory Note from the Company to Aton Select Fund Limited dated September 3, 2008, in the original principal amount of Nine Million and No/100 United States Dollars (US $9,000,000.00);

(ii)                                  Promissory Note from the Company to Aton Select Fund Limited dated April 29, 2009, in the original principal amount of Six Hundred Thousand and No/100 United States Dollars (US $600,000); and

(iii)                               Promissory Note from the Company to Aton Select Fund Limited dated April 14, 2009, in the original principal amount of Four Hundred Twelve Thousand Five Hundred and No/100 United States Dollars (US $412,500).

B.                                     The Company has requested that the Investor loan an additional One Million One Hundred Sixty-Eight Thousand Seven Hundred Twenty-Nine and 17/100 United States Dollars (US $1,168,729.17) (the “Additional Loan Amount”) and consolidate the outstanding principal balances under the Existing Notes and the Additional Loan Amount into one new promissory note in the principal amount of Twelve Million and No/100 United States Dollars (US $12,000,000.00) (the “New Note”), and the Investor has agreed to such new loan and consolidation of the Existing Notes on the following terms and conditions.

Terms and Conditions

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       New Loan Documents.  The Company and the Investor shall enter into new loan documents in the substantially the form of the Note Purchase Agreement, Secured Promissory Note, Pledge Agreement and Guaranty Agreement attached hereto as Annexes “A,” “B,” “C’” and “D” attached hereto and incorporated herein reference for all purposes (the “New Loan Documents”).  The New Loan Documents shall provide for the consolidation and cancellation of the Existing Notes and the loan of the Additional Loan Amount under a new Secured Promissory Note on the terms set forth therein, which new Secured Promissory Note will be secured by a pledge of all of the membership interests of the Company’s wholly owned subsidiary, Provident Energy Associates of Montana, LLC, a Montana limited liability company, and the guaranty of the indebtedness set forth therein by the Company’s parent Corporation, Arkanova Energy Corporation (“AEC”).  Interest on the Existing Notes shall be paid in full in unregistered shares of the common stock of AEC at the time of the signing of the New Loan Documents on the terms set forth therein.  At the time of signing of the new Secured Promissory Note and the issuance of shares of AEC in payment of the accrued interest thereunder, the Existing Notes shall be deemed cancelled and consolidated into the new Secured Promissory Note.

2.                                       General Provisions.  The following general terms and provisions shall apply to this Agreement:

(a)                                  Amendment.  This Agreement may not be modified, altered, amended, or terminated except by the mutual written agreement of the parties hereto.

(b)                                 Severability.  If a court of competent jurisdiction determines that any provision contained in this Agreement is void, illegal or unenforceable, the other provisions shall remain in full force and effect and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law.

(c)                                  Choice of Law and Venue.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.  ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR HARRIS COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

(d)                                 Preparation of Agreement.  Each party to this Agreement acknowledges that:  (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion.  Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests.  Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

(e)                                  Nonwaiver.  Unless otherwise expressly provided herein, no waiver by a party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the other party.  No delay or omission in the exercise of any right or remedy accruing to a party upon any breach under this Agreement by the other party shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by a party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

(f)                                    Entire Agreement.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, understandings and agreements, oral or written, made between the parties effecting the subject matter hereof, and all such prior or contemporaneous representations, understandings and agreements are hereby terminated.

(g)                                 Parties Bound.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives.

(h)                                 Counterpart Execution.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have executed and delivered this Agreement as of, but not necessarily on, the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:	/s/Pierre Mulacek
Pierre Mulacek, President

ATON SELECT FUNDS LIMITED

By:	/s/David Dawes
David Dawes, Director

ANNEX “A”

Note Purchase Agreement

Attached

ANNEX “B”

Secured Promissory Note

Attached

ANNEX “C”

Pledge Agreement

Attached

ANNEX “D”

Guarantyton Agreement

Attached